CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 60 to Registration Statement Amendment No. 33-84546 on Form N-1A of our report dated February 12, 2016, relating to the financial statements and financial highlights of Pioneer Select Mid Cap Growth VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer Real Estate Shares VCT Portfolio, Pioneer Bond VCT Portfolio, Pioneer Strategic Income VCT Portfolio, Pioneer Disciplined Value
VCT Portfolio, Pioneer Emerging Markets VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer High Yield VCT Portfolio and Pioneer Mid Cap Value VCT Portfolio, each a portfolio constituting Pioneer Variable Contracts Trust (the "Trust"), appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2015. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public
Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statements.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 25, 2016